UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

INTERNATIONAL LAND ALLIANCE, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INTERNATIONAL LAND ALLIANCE, INC.

305 10th Avenue, Suite 1000,

San Diego, California 92101

(877) 661-4811

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of International Land Alliance, Inc., a Wyoming corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on October 14, 2021 (the “Record Date”). The purpose of this Information Statement is to inform the Company stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated October 14, 2021

1.	To authorize our Board of Directors, in its discretion, to amend our articles of incorporation not later than April 30, 2022, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 2 and not more than 1 for 12, to be determined by the Board of Directors, and

2.	To approve an amendment to our articles of incorporation to increase the number of authorized common stock from Seventy-Five Million (75,000,000) to One Hundred and Fifty Million (150,000,000) shares,

The foregoing actions were approved on October 14, 2021 by our Board of Directors. In addition, on October 14, 2021 the holders of 57% of the Company’s outstanding voting securities, as of the Record Date approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 16 of the Wyoming Business Corporation Act provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement is available at www.ila.company.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before November 30, 2021 to facilitate timely delivery.

-	E-mail to jason@ila.company.

-	Mail to International Land Alliance, Inc., 350 10th Avenue, Suite 1000, San Diego, CA 92101

-	Telephone call to (877) 661-4811.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Roberto Jesus Valdes
Roberto Jesus Valdes, Chief Executive Officer
Dated: November 17, 2021